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                                                                    EXHIBIT 99.1


                            Certificate Pursuant to
                             18 U.S.C. Section 1350
                             as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of WGNB Corp. (the "Company") on Form 10-Q for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, L. Leighton Alston, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
                                                                  August 8, 2002

/s/ L. Leighton Alston
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L. Leighton Alston
President, Chief Executive Officer and
Director (Principal Executive Officer)